Exhibit 3.87

Secretary of States	CONTROL NUMBER	: K925362
Corporations Division	EFFECTIVE DATE	: 06/15/1999
315 West Tower	COUNTY	: DEKALB
2 Martin Luther King, Jr. Dr.	REFERENCE	: 0033
Atlanta, Georgia 30334-1530	PRINT DATE	: 06/18/1999
	FORM NUMBER	: 356
THOMAS E. PRIOR
3300 NORTHEAST EXPRESSWAY
SUITE 8-B
ATLANTA GA 30341
CERTIFICATE OF ORGANIZATION
I, Cathy Cox, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that
NEWINVOICE, L.L.C.
A GEORGIA LIMITED LIABILITY COMPANY
has been duly organized under the laws of the State of Georgia on the effective date stated above by the filing of articles of organization in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.
WITNESS my hand and official seal in the city of Atlanta and the State of Georgia on the date set forth above.

CATHY COX SECRETARY OF STATE

ARTICLES OF ORGANIZATION
NEWINVOICE, L.L.C.
I.
     NAME: The name of the limited liability company is NewInvoice, L.L.C.
II.
     MANAGEMENT: Management of the limited liability company of NewInvoice, L.L.C. is vested in three managers: Thomas E. Prior, Richard Lee Rollins, and Steven C. Quarles, all of 3300 Northeast Expressway, Suite 8-B, Atlanta, Georgia 30341.
III.
     PURPOSE: NewInvoice, L.L.C. is formed for the purpose of creating and marketing technology products and services, and any other purposes permitted by law.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on June 11, 1999.

By:	/s/ Thomas E. Prior
Thomas E. Prior, Manager
of NewInvoice, L.L.C.

CATHY COX Secretary of States	OFFICE OF SECRETARY OF STATE
CORPORATIONS DIVISION
315 West Tower, #2 Martin Luther King, Jr. Drive
Atlanta, Georgia 30334-1530
(404) 656-2817
Registered agent, officer, entity status information via the Internet
http://www.sos.state.ga.us/corporations	WARREN RARY Director QUINTILIS B. ROBINSON Deputy Director
TRANSMITTAL INFORMATION
GEORGIA LIMITED LIABILITY COMPANY
do not write in shaded area - sos use only

DOCKET #		K91670345		PENDING #	P282735	CONTROL #	K925362

DOCKET CODE	356	DATE FILED	6/15/99	AMOUNT RECEIVED	75	CHECK/RECEIPT #	15423

TYPE CODE	GL	EXAMINER	33	JURISDICTION (COUNTY) CODE		44
NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM
1.	K91590075 LLC Name Reservation Number

NewInvoice, L.L.C. LLC Name

2.	Thomas E. Prior (707) 234-9181 Applicant/Attorney Telephone Number

Morris, Schneider & Prior 3300 Northeast Expressway, Suite 8-B Address

Atlanta, GA 30341 City State Zip Code

3.	3300 Northeast Expressway, Suite 8-B Principal Office Mailing Address

Atlanta, GA 30341 City State Zip Code

4.	Thomas E. Prior Name of Registered Agent in Georgia

3300 Northeast Expressway, Suite 8-B Registered Office Street Address in Georgia

Atlanta DeKalb GA 30341 City County State Zip Code

5.	Name and Address of each organizer (Attach additional sheets if necessary)

Thomas E. Prior, 3300 Northeast Expressway, Suite 8-B, Atlanta, GA 30341 Organizer Address City State Zip Code

Organizer Address City State Zip Code

6.	Mail or deliver to the Secretary of State, at the above address, the following:
1)	This transmittal form

2)	Original and one copy of the Articles of Organization

3)	Filing fee of $75.00 payable to Secretary of State. Filing fees are NON-refundable.

/s/ Thomas E. Prior	June 15, 1999

Authorized Signature	Date
Member Manager Organizer or Attorney-in-fact (Circle one)
Request certificates and reserve names via the Internet: http://www.sos.state.ga.us/corporations/request.htm